Exhibit 3.10

Repertorio n. 82.061 Raccolta n.26.643

ATTO COSTITUTIVO DI SOCIETA’ A RESPONSABILITA’ LIMITATA

R E P U B B L I C A I T A L I A N A

- 8 settembre 2021 -

Il giorno otto settembre duemilaventuno.

In Firenze, via Tornabuoni n. 2.

Davanti a me dott. Francesco STEIDL, Notaio in Firenze,

iscritto al Collegio Notarile dei Distretti Riuniti di

Firenze Pistoia e Prato

sono comparsi i signori

- Francesco PERGOLINI, impiegato, nato a Firenze (FI) il

giorno 11 ottobre 1970, residente a Sesto Fiorentino (FI),

via Cagliari n. 10 int. 2, codice fiscale dichiarato PRG FNC

70R11 D612I;

- Dott. Michele Norsa, nato a Lecco (LC) il giorno 12 agosto

1948 domiciliato ove infra per la carica, il quale dichiara

di intervenire al presente atto nella qualità di Vice

Presidente del Consiglio di Amministrazione e legale

rappresentante della società, costituita in Italia,

“SALVATORE FERRAGAMO S.P.A.”, con sede in Firenze (FI), via

Tornabuoni n. 2, con capitale sociale di euro 16.879.000,00

(sedicimilioniottocentosettantanovemila virgola zero zero),

interamente versato, codice fiscale, partita I.V.A. e numero di iscrizione al Registro delle Imprese di Firenze

02175200480, R.E.A. numero FI-464724, in forza dei poteri

attribuiti con deliberazione del Consiglio di

Amministrazione in data 20 luglio 2021, che in estratto

autentico si allega al presente atto sub A), omessa la

lettura per dispensa avutane dai comparenti.

Detti comparenti, di cittadinanza italiana, della cui

identità personale io notaio sono certo, mi richiedono di

ricevere il presente atto con il quale si conviene e stipula quanto segue.

ART. 1) CONSENSO

E’ costituita da “SALVATORE FERRAGAMO S.P.A.” una società a

responsabilità limitata unipersonale sotto la denominazione

sociale “PARFUMS ITALIA SRL”.

ART. 2) SEDE

La sede della società è fissata in Firenze (FI).

Ai soli fini dell’art. 111 ter disp. att. cod. civ., le

parti dichiarano che l’indirizzo ove è posta la sede della

società è in via Maggio n. 7.

ART. 3) DURATA

La società avrà durata compresa tra il giorno della sua

legale costituzione e il giorno trentuno dicembre

duemilacento, e può essere prorogata o anticipatamente

sciolta con deliberazione dell’assemblea dei soci.

ART. 4) ORGANO AMMINISTRATIVO

Fino a nuova determinazione dei soci, la società sarà

gestita e amministrata da un Amministratore unico, che dura

in carica a tempo indeterminato, nella persona del signor

Francesco PERGOLINI, come sopra costituito, il quale,

presente, accetta dichiarando che a proprio carico non

sussistono cause di ineleggibilità o decadenza previste

dalla legge.

ART. 5) CAPITALE SOCIALE

Il capitale sociale è fissato in euro 10.000,00 (diecimila

virgola zero zero) e viene interamente sottoscritto e

versato in denaro dall’unico socio in data odierna come

subito appresso indicato.

Il signor Francesco PERGOLINI, nella sua qualità di

Amministratore unico, come sopra nominato e costituito,

dichiara di ricevere e prendere in custodia la somma

rappresentante l’intero capitale sociale e si obbliga ad

aprire un conto corrente bancario intestato alla società una volta che la stessa sia stata iscritta nel competente

Registro delle Imprese e a versare il citato importo su

detto conto.

Ai sensi dell’art. 2464, comma 4, cod. civ., copia dei mezzi di pagamento dei conferimenti in denaro si allega al

presente atto sub B), omessa la lettura per dispensa avutane dai comparenti.

ART. 6) NORME RELATIVE AL FUNZIONAMENTO DELLA SOCIETA’ E

OGGETTO SOCIALE

Le norme relative al funzionamento della società sono

stabilite nello statuto sociale, che viene approvato

dall’unico socio nel testo che si allega al presente atto

sub C), previa lettura da me datane ai comparenti.

Si allega inoltre sub D), e per una migliore sua

comprensione da parte di chi non comprende la lingua

italiana, il testo dello statuto con traduzione a fronte in

lingua inglese effettuata da me notaio, che comprendo la

lingua inglese, omessa la lettura per dispensa avutane dai

comparenti.

La società ha per oggetto lo svolgimento delle attività

connesse alla commercializzazione all’ingrosso di fragranze

e cosmetici e quant’altro previsto nell’art. 4 dello statuto sociale come sopra allegato.

ART. 7) PRIMO ESERCIZIO

Il primo esercizio sociale si chiuderà il giorno 31 dicembre

2021.

ART. 8) PRIVACY

Ai sensi del reg. UE n. 2016/679 (regolamento generale sulla protezione dei dati), i comparenti, ricevuta la debita

informativa su finalità, conservazione, tempi, diritti

dell’interessato, destinatari e destinazioni, in virtù della funzione e degli adempimenti di legge connessi al loro

utilizzo, nella consapevolezza dell’importanza del servizio,

autorizzano il notaio rogante in quanto pubblico ufficiale e il suo ufficio al trattamento dei dati personali sensibili

esplicitati nel presente atto; il consenso è reso a tempo

indefinito in quanto connesso ad atto notarile avente

validità non limitata nel tempo.

ART. 9) NORMATIVA ANTIRICICLAGGIO

I comparenti, ciascuno per quanto di propria spettanza e

sotto la rispettiva personale responsabilità, consapevoli

della rilevanza penale del loro comportamento ai sensi

dell’art. 55 d.lgs. n. 231 del 2007, dichiarano:

- di essere a conoscenza che le informazioni e gli altri

dati forniti in occasione dell’istruttoria e della stipula

del presente atto saranno impiegati dal notaio rogante ai

fini degli adempimenti previsti dal citato d.lgs.;

- che tali informazioni e dati sono aggiornati.

ART. 10) SPESE

Le spese e competenze inerenti e conseguenti al presente

atto, ammontanti approssimativamente a euro 2.000,00

(duemila virgola zero zero), sono a carico della società.

Del presente atto ho dato lettura alle parti comparenti che

lo approvano e confermano.

Scritto da persona di mia fiducia e completato da me notaio

su un foglio per tre pagine.

Sottoscritto alle ore dodici e venti.

All’originale firmato: Michele Norsa - Francesco Pergolini -

Francesco Steidl Notaio

[Signature and Seal]